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                                                                  Exhibit 15.1


August 7, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549




Ladies and Gentlemen,

We are aware that MS Acquisition Corp. has included our report dated July 30, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) in the Prospectus constituting part of its Registration Statement on Form S-1 to be filed on or about August 12, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

Barbier Frinault & Autres
(member Firm of Arthur Andersen)



/s/ Philippe Taupin
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Philippe Taupin